Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports”, “General Information - Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” within the Statement of Additional Information and to the use of our reports dated August 26, 2020 with respect to the financial statements of AB Concentrated Growth Fund, AB Select US Equity Portfolio, AB Select US Long/Short Portfolio, AB Global Core Equity Portfolio, AB International Strategic Core Portfolio and AB Concentrated International Growth Portfolio, six of the portfolios constituting AB Cap Fund, Inc., for the fiscal year ended June 30, 2020, and dated September 25, 2020 with respect to the financial statements of AB Small Cap Growth Portfolio, one of the portfolios constituting AB Cap Fund, Inc., for the fiscal year ended July 31, 2020, which are incorporated by reference in this Post-Effective Amendment No. 282 to the Registration Statement (Form N-1A No. 2-29901) of AB Cap Fund, Inc.

/s/ ERNST & YOUNG LLP

New York, New York

October 28, 2020